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                                  EXHIBIT 23.3

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[LOGO] RP(R) FINANCIAL, LC.
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Financial Services Industry Consultants


                                                                October 22, 2004


Board of Directors
Lincoln Park Bancorp, MHC
Lincoln Park Bancorp
Lincoln Park Savings Bank
Lincoln Park Savings and Loan Association
31 Boonton Turnpike
Lincoln Park, New Jersey  07035-1790

Members of the Boards of Directors:

        We hereby consent to the use of our firm's name in the in the Pre-Effective Amendment No. 3 to the Registration Statement on Form SB-2 filed by Lincoln Park Bancorp, and in the Amendment No. 3 to the Notice of Mutual Holding Company Reorganization on Form MHC-1 and Application for Approval of Minority Stock Issuance on Form MHC-2 filed by Lincoln Park Savings and Loan Association (the "Association"), all relating to the mutual holding company reorganization of the Association. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Lincoln Park Bancorp.

                                                        Sincerely,

                                                        /s/ RP Financial, LC.

                                                        RP(R) FINANCIAL, LC.




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